UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2006

NATIONWIDE FINANCIAL SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-120428	33-1080880
(Commission File Number)	(IRS Employer Identification No.)

3231 S. Country Club Way, Suite 102, Tempe, Arizona	85282
(Address of Principal Executive Offices)	(Zip Code)

(480) 820-9766

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

(a)        On March 20, 2006, Nationwide Financial Solutions, Inc., a Nevada corporation (the “Company”), loaned to Bay Capital Corporation (“Bay”) $500,000 pursuant to a promissory note (the “Note”). The Note accrues interest at an annual rate of 12% is payable to the Company on the earlier of the following: (i) September 20, 2006; (ii) the closing of the acquisition of all of the outstanding capital stock of Bay pursuant to that Stock Purchase Agreement (the “Stock Purchase Agreement”) dated December 9, 2005 by and among Bay, the Company, Paul Bekman, Arlene Bekman, Ben Lyons, Sherry A. Lyons, Nadine Sachs, and Stewart Sachs (individually and as agent and attorney-in-fact for the shareholders of Bay) (collectively, the “Shareholders”), and such amount will be payable according to the terms of the Stock Purchase Agreement, and (iii) termination of the Stock Purchase Agreement. Bay is required to pay interest monthly on the first day of each month, commencing April 20, 2006.

Stewart Sachs and Benjamin Lyons, the officers and shareholders of Bay, each executed a Personal Guaranty dated as of March 20, 2006 in favor of the Company, pursuant to which they unconditionally guaranteed to the Company the payment and performance of all obligations of Bay under the Note.

The foregoing summary is qualified in its entirety by reference to the text of the Note and the Personal Guarantees Agreement, copies of which are attached as Exhibit 99.1, 99.2, and 99.3 to this Current Report on Form 8-K and which are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Promissory Note of Bay Capital Corporation dated March 20, 2006
99.2	Personal Guaranty of Stewart Sachs in favor of Nationwide Financial Solutions, Inc. dated as of March 20, 2006
99.3	Personal Guaranty of Benjamin Lyons in favor of Nationwide Financial Solutions, Inc. dated as of March 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SOLUTIONS, INC.
(Registrant)

Date: March 20, 2006	By:	/s/ Darren R. Dierich
Darren R. Dierich
Chief Financial Officer